TRANSITION AGREEMENT

This Transition Agreement (this “Agreement”) is made as of this 30th day of November, 2017 (the “Execution Date”) by and between Cowen Inc., a Delaware corporation (“Company”), and Peter A. Cohen, an individual (“Executive”).  The terms “Party” or “Parties” shall be used to refer to the Company and/or Executive.  Capitalized terms not defined herein shall have the meaning ascribed in the Employment Agreement (defined below).

WHEREAS, the Company and Executive are parties to that certain employment agreement dated as of August 26, 2016 (the “Employment Agreement”) pursuant to which Executive serves as Chief Executive Officer (“CEO”) and Chairman of the Board of Directors (the “Board”) of the Company (“Chairman”);

WHEREAS, the Company and Executive have agreed to implement a transition and succession plan whereby, effective as of the Resignation Date (as defined below), Executive shall resign from his position as CEO and as an employee of the Company, and shall continue in his role as Chairman in a non-executive capacity (the “Transition”); and

WHEREAS, in connection with the Transition, the Company desires that Executive assist in the transition of his position to his successor and provide the Company with advisory services in the future.

NOW, THEREFORE, for and in consideration of the promises and the consideration more fully set forth herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company and Executive mutually agree as follows:

1.           Resignation of Employment/ Continuation as Chairman of the Board.

(a)    The Company and Executive acknowledge and agree that, effective as of the Resignation Date, Executive shall resign from his position as CEO and from all officer and director positions (other than as Chairman and those other positions set forth on Exhibit 1 attached hereto (the “Continuing Positions”)) held with the Company or any subsidiary or affiliate controlled by the Company, and the Company shall accept such resignations.  Executive further acknowledges and agrees that he shall no longer be an employee of the Company after the Resignation Date; provided that, nothing in this Agreement shall limit the Company’s right to terminate Executive’s employment for Cause as set forth in the Employment Agreement prior to the Resignation Date.

(b)    Commencing January 1, 2018, Executive will be entitled to receive an annual retainer (the “Annual Retainer”) as consideration for his continued service as a non-employee director and as Chairman. The Annual Retainer shall consist of the sum of (i) an amount equal to the standard Board retainer (currently $150,000) and fees payable to non-employee members of the Board for the applicable year, which shall be subject to the same deferral and payment terms as applicable to the non-employee members of the Board, and (ii) $325,000 per year, which shall be payable in accordance with the manner in which Directors are compensated.

(c)    As of the Execution Date, it is the present non-binding intention of the Board to continue to nominate Executive as a director at the Company’s annual meeting of stockholders, and conditioned on his election as a director, to re-elect Executive as Chairman, in all events consistent with the Board’s exercise of its independent judgment. Executive acknowledges and agrees that, during his service at all times as a member of the Board, he shall continue to be subject to the Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines and all other policies applicable to Board members.

(d)    During his service as Chairman, in addition to his duties as Chairman, Executive agrees to assist on such business and transition matters as reasonably requested by the Company’s then-Chief Executive Officer with respect to matters relating to business opportunities, investment opportunities and client relationships and generally in furtherance of the Company’s business operations (the “Consulting Services”). In connection with the Consulting Services, Executive shall be eligible for compensatory opportunities (in addition to his Annual Retainer) as recommended by the Company’s then-Chief Executive Officer and as approved by the Board or an authorized committee thereof.

(e)    During his service as Chairman, the Company shall provide Executive with the following benefits: (i) continued provision of a personal driver to Executive for business purposes and the associated cost-sharing arrangement between the Company and Executive as in effect immediately prior to the Resignation Date, with Executive’s share to be remitted by him to the Company each calendar quarter by check; (ii) for so long as the Company’s offices are located at its present location, Executive shall continue to occupy the same office as he currently occupies (subject to reasonable adjustments to the office as may be necessary to increase efficiency or temporary relocation necessitated by construction) and, upon any relocation of the Company’s offices, Executive will have access to private office space at a level commensurate with his then current office, in all cases subject to his continued compliance with any regulatory limitations on affiliated persons sharing office space with a FINRA broker/dealer; (iii) secretarial and administrative support at a level no less favorable than the present level of support afforded to Executive; (iv) reimbursement for business related travel and entertainment expenses arising in connection with his responsibilities under this Agreement, including with respect to the Continuing Positions and the Consulting Services; (v) use of the Company’s (or an affiliate’s) aircraft for business purposes subject to CEO approval; (vi) continued participation by Executive and his spouse in the Company’s long-term insurance program at the Company’s cost, and (vii) the opportunity to invest in investment products and vehicles created by the Company and its affiliates. The cost to the Company of the benefits under subsections (i) and (vi) are capped at the annualized amount in effect immediately prior to the Resignation Date.

(f)    Until the later of the two-year anniversary of the Resignation Date and the date on which Executive ceases to be Chairman: (i) Executive shall be entitled to continued participation in the Company’s group health plan (for himself, his spouse and his eligible dependents), subject to applicable law; provided that Executive makes a timely election under COBRA and subject to the timely payment by Executive of the applicable premium payments (including, following the expiration of the COBRA continuation period, any incremental stop loss premium adjustments imposed on the Company directly as a result of Executive’s participation and the participation of his dependents, provided that the Company provide Executive with at least 45 days’ notice in advance of any such incremental costs and use commercially reasonable efforts to mitigate any such incremental costs) (such premiums to be the same as the premiums imposed on terminated employees who have elected coverage under the Company’s group health plan (and any such stop loss premium adjustments)); and provided, further, if the Company adopts fully insured group medical and dental plans in lieu of its self-insured plans, the Company shall use commercially reasonable efforts to provide that Executive and his eligible dependents shall be eligible to participate under such fully insured plans subject to timely payment by Executive of the applicable premium payments (such premiums to be the same as the premiums imposed on terminated employees who have elected coverage under the Company’s group health plan), and (ii) Executive shall be entitled to annual financial counseling services at the Company’s expense, subject to an annual cap not to exceed $62,500.

(g)    From the Resignation Date until December 31, 2020, the Company shall continue to pay a portion of the annual premium associated with the existing split-dollar Universal Life Insurance Policy with Executive as the named insured, with the beneficiaries chosen by Executive (and subject to reimbursement to the Company of its premiums out of any insurance proceeds), provided that the annual premium payments by the Company shall not exceed $87,000. Thereafter, Executive may elect to maintain such policy at his own cost.

(h)    The Parties acknowledge and agree that the Transition shall be treated as a resignation by Executive for Good Reason under the provisions of the Employment Agreement.

(i)    All expenses or other reimbursements paid pursuant to this Agreement shall be paid in accordance with the Company’s expense reimbursement policy for senior executives. All such expenses or other reimbursements that are taxable income to Executive shall be paid at the time provided by the Company’s applicable policies and customary practices, but in no event shall be paid later than the end of the calendar year next following the calendar year in which Executive incurs such expense. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, of in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, and (iii) such payments shall be made no later than on the last day of Executive’s taxable year following the taxable year in which the expense occurred.

2.           Resignation Date.  The “Resignation Date” shall be defined as the earlier of (a) December 27, 2017, so long as the Executive continues to serve through such date and has otherwise complied with his obligations under the Agreement or (b) the date upon which Executive resigns on terms satisfactory to the Company and remains subject to the terms of this Agreement.

3.            Payments and Benefits.

(a)           Following the Resignation Date, the Company shall pay to Executive an amount equal to the sum of his fully earned but unpaid Base Salary (as defined and in effect under the

Employment Agreement) through the Resignation Date and an amount equal to that portion of the Base Salary that Executive would have received had he remained employed through December 31, 2017, with such payment made contemporaneously with when the last payroll payment in 2017 is made to employees of the Company.

(b)           Following the Resignation Date, the Company shall pay or provide Executive with the Accrued Obligations in accordance with the Company’s payroll practices and applicable law.

(c)           Provided that, on or following the Execution Date, Executive executes the release of claims substantially in the form attached hereto as Exhibit 2 (such release, the “General Release”) in accordance with Section 10 of this Agreement, such that the Initial General Release (as defined in Section 10) is fully effective prior to the Resignation Date, Executive shall receive the following compensation and benefits (collectively, the “Transition Amounts”):

(i)    $2,625,000, which the Parties agree represents the Pro Rata Bonus, as provided for in Section 8(d)(iii) of the Employment Agreement;

(ii)    $5,000,000, representing the lump sum cash payment as provided for in Section 8(d)(iv) of the Employment Agreement;

(iii)    (A) the outstanding unvested equity awards as set forth on table I of Exhibit 3 hereof shall be cancelled and Executive shall receive a cash payment equal to the value attributable to such awards, determined on a fully vested basis, with the value of any such equity awards calculated using the volume-weighted average closing price of the Company’s common stock for the period commencing on November 29, 2017 and ending on December 26, 2017 and (B) the outstanding unvested non-equity deferred cash awards as set forth on table I of Exhibit 3 shall be fully vested, and Executive shall receive a cash payment equal to the value attributable to such awards as of the Resignation Date;

(iv)     the outstanding unvested equity awards set forth on table II of Exhibit 3 hereof shall vest and be settled subject to and in accordance with the terms of the governing grant agreement; and

(v)     $52,851, representing the COBRA Payment, as provided for in Section 8(d)(vi) of the Employment Agreement.

The Transition Amounts (other than Transition Amount pursuant to Section 3(b)(v) above) shall be paid and/or settled on or before December 31, 2017, conditioned upon Executive’s execution of the Initial General Release.

(d)           The Company shall pay or reimburse Executive for attorney’s fees incurred by Executive in the negotiation and execution of this Agreement and any ancillary documents, not to exceed $95,000.

4.           Taxes.  Any amounts to be paid to Executive as wages pursuant to this Agreement shall be subject to withholding for all applicable federal, state, city and local taxes required by law.

5.          Indemnification.  The Company shall indemnify Executive against all losses, costs, liabilities and expenses arising from or relating to Executive’s service as Chairman, service in the Continuing Positions, or providing the Consulting Services, in each case upon terms that are no less favorable to Executive as those provided to the Company’s directors or consultants.

6.     Employment Agreement; Survival of Certain Provisions. Upon the termination of Executive’s employment with the Company, the Employment Agreement shall be terminated, except for Sections 8 through 22 thereof (together with any related definitions in Section 1 thereof) and Exhibit A thereof, which are hereby incorporated and made a part of this Agreement by this reference.  For the avoidance of doubt, (a) Executive acknowledges and agrees that the restrictive covenants and all other post-termination obligations applicable to Executive and contained in the Employment Agreement and the Non-Interference Agreement (i.e., Exhibit A of the Employment Agreement) shall survive the termination of the Employment Agreement and cessation of Executive’s employment with the Company, and (b) any restriction period imposed on Executive under the terms of the Employment Agreement or the Non-Interference Agreement following the termination of his employment with the Company, including the Post-Termination Non-Compete Period and the Post-Termination Non-Interference Period (as such terms are defined in the Non-Interference Agreement), shall commence on the Resignation Date, which restricted periods, for the avoidance of doubt, shall not recommence initially after Executive ceases to serve as Chairman.

7.           Full Consideration.  The parties acknowledge that good and valuable consideration supports this Agreement.

8.           Section 409A of the Internal Revenue Code.   For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A.  The Parties acknowledge and agree that it is intended that this Agreement, and the amounts payable to Executive hereunder, including the Transition Amounts, shall be treated as exempt from the provisions of Section 409A and the Treasury Regulations relating thereto so as not to subject Executive to the payment of additional taxes and interest under Section 409A.  In furtherance of this intent, this Agreement shall be interpreted, operated, and administered, and payments hereunder reported, in a manner consistent with these intentions.

9.           General Release and Waiver. As a condition to Executive’s receipt of the Transition Amounts, Executive shall execute and return to the Company the General Release on or before December 20, 2017 at 5:00 p.m. Eastern Standard Time (such release, the “Initial General Release”).  In addition, as a condition to Executive’s receipt and/or retention of the Transition Amounts, Executive shall re-execute and return to the Company the General Release on or no later than thirty (30) days following the Resignation Date (and not timely revoke such release) (such release, the “Second Release”). In the event Executive fails to execute and deliver to the Company the Second Release or executes and timely revokes the Second Release after delivery of such Second Release to the Company, (i) Executive shall not be entitled to receive and/or retain the Transition Amounts and shall be required to immediately repay to the Company all Transition Amounts previously paid to him under this Agreement and forfeit all unpaid Transition Amounts (if any) that remain payable to him under this Agreement, (ii) the Company shall have the right to fully recover from Executive all Transition Amounts paid to him under this Agreement; and (iii) Executive agrees not to assert any defenses, rights of set-off or counterclaims as a reason for not repaying such amount under subsection (i) and (ii).

10.           Remedies in Event of Breach.  In the event of a breach by either Party of the terms of this Agreement, the other Party shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement and to enjoin the breaching Party from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law.  Each Party acknowledges, however, that the remedies at law for any breach of the provisions of this Agreement may be inadequate and that the non-breaching Party shall therefore be entitled to injunctive relief in the event of breach.

11.           No Admissions.  Neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed as an admission of liability or wrongdoing on the part of Executive or the Company or any of its affiliates, nor shall be admissible as evidence in any proceeding other than for the enforcement of this Agreement.

12.           Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Parties to this Agreement, and each of them.

13.           Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws rules.

14.           Severability.  If any provision of this Agreement shall be held invalid, void or unenforceable by a court of competent jurisdiction, the remaining provisions shall not be affected thereby and shall remain in full force and effect.  In the event that any covenant contained herein is not enforceable in accordance with its terms, Executive and the Company agree that such provision shall be reformed to make it enforceable in a manner that provides as nearly as possible the result intended by this Agreement.

15.           Entire Agreement.  Subject to Section 6, this Agreement, the Employment Agreement (to the extent in effect and, thereafter, as to those provisions that survive its termination), the Initial General Release and the Second Release contain the entire agreement between the Parties, and shall be considered and understood to be a contractual commitment and not a mere recital.  No covenants, agreements, representations, or warranties of any kind whatsoever, whether express or implied in law or fact, have been made by any Party to this Agreement, except as specifically set forth in this Agreement.  Subject to Section 6, this Agreement, the Employment Agreement, the Initial General Release and the Second Release supersede any and all prior and contemporaneous agreements, term sheets, negotiations and understandings, whether written or oral, pertaining to the subject matter hereof.

16.           Modifications.  No modification, amendment, or waiver of any of the provisions contained in this Agreement, or any future representations, promise, or condition in connection with the subject matter of this Agreement, shall be binding upon any Party to this Agreement unless made in writing and signed by such Party or by a duly authorized officer or agent of such Party.  In the case of the Company, any such writing shall bind the Company only if approved by the Board.

17.           Negotiated Agreement.  The terms of this Agreement are contractual, not a mere recital, and are the result of negotiations between the Parties.  This Agreement shall not be construed against the Party preparing the same.  This Agreement shall be construed without regard to the identity of the person who drafted such and shall be construed as if the Parties had jointly prepared this Agreement.  Any uncertainty or ambiguity shall not be interpreted against any one Party.

18.           Section Headings.  The use of headings in this Agreement is only for ease of reference and the headings have no effect and are not considered in interpreting or to be part of the terms of this Agreement.

19.           Voluntary Agreement.  EXECUTIVE ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THE FOREGOING PROVISIONS AND THOSE SUCH PROVISIONS ARE REASONABLE AND ENFORCEABLE.  EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS SIGNED THIS AGREEMENT AS HIS OWN AND VOLUNTARY ACT, THAT HE ACKNOWLEDGES THAT THIS IS AN IMPORTANT AND BINDING LEGAL CONTRACT THAT HAS BEEN REVIEWED BY COUNSEL OF EXECUTIVE’S CHOICE, AND THAT THIS AGREEMENT HAS BEEN FREELY AND FAIRLY NEGOTIATED BY THE PARTIES HERETO.

20.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one instrument.

21.           Notices.  All notices, requests and other communications to any Party under this Agreement shall be in writing and sent by personal delivery or overnight courier to the address provided below:

(a)           If to the Company:

Cowen Inc. 599 Lexington Avenue New York, New York 10022 Attention: General Counsel

(b)           If to Executive:

Peter A. Cohen, at the most recent address on file with the Company or such other address as may be provided by Executive in accordance with this Section 21.

Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

[Signature page follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties hereby execute this Agreement as of the first date set forth below.

DATED: __November 30, 2017___	/s/ Peter A. Cohen
PETER A. COHEN

COWEN INC.

DATED: __November 30,2017____	By:	/s/ Jeffrey Solomon
Jeffrey Solomon, President

DATED: __November 30, 2017 ___	By:	/s/ Jane Gerhard
Jane Gerhard, Head of Human Resources

Exhibit 1
List of Continuing Positions

Entity	Title (Officer/Director)
COWEN INC.	Chairman
COWEN AVIATION FINANCE HOLDINGS INC.	Director
LINKEM S.P.A.	Director
COWEN PRIVATE INVESTMENTS LP	Member of Investment Committee
COWEN PRIVATE INVESTMENTS II LP	Member of Investment Committee
BAKERY SQUARE 2, LP	Co-General Partner and authorized signatory
POMCOR LONGVIEW LLC	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY FUND PA PSERS, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY FUND, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY MANAGEMENT, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY PARTNERS, LLC	Co-General Partner and authorized signatory
RCG LV RIVERSIDE PARC HOLDINGS, LLC	Co-General Partner and authorized signatory
1230 W WASHINGTON, LLC	Co-General Partner and authorized signatory
124 OWNERS LONGVIEW LLC	Co-General Partner and authorized signatory
550 W 29TH STREET FUNDING LLC	Co-General Partner and authorized signatory
60G SEED INVESTOR, LLC	Co-General Partner and authorized signatory
8995 COLLINS LLC	Co-General Partner and authorized signatory
8995 COLLINS MANAGER LLC	Co-General Partner and authorized signatory
BELLEROCK PARTNERS, LLC	Co-General Partner and authorized signatory
CLK/LV 1230 W WASHINGTON HOLDING, LLC	Co-General Partner and authorized signatory
CONDO 124 LENDER, LLC	Co-General Partner and authorized signatory
FRANKLIN MEZZ LENDER, LLC	Co-General Partner and authorized signatory

LPP2 50 CLINTON, LLC	Co-General Partner and authorized signatory
LPP2 FULTON STREET, LLC	Co-General Partner and authorized signatory
LPP2 PNW5, LLC	Co-General Partner and authorized signatory
METROPARK MEZZ LENDER, LLC	Co-General Partner and authorized signatory
PAC RE MANAGER LLC	Co-General Partner and authorized signatory
PARK PLACE MEZZ LENDER, LLC	Co-General Partner and authorized signatory
POMCOR LONGVIEW LLC	Co-General Partner and authorized signatory
RCG 135 FULKERSON, LLC	Co-General Partner and authorized signatory
RCG 261 FIFTH, LLC	Co-General Partner and authorized signatory
RCG ARCHON, LLC	Co-General Partner and authorized signatory
RCG BAKERY SQUARE 2, LLC	Co-General Partner and authorized signatory
RCG BAKERY SQUARE, LLC	Co-General Partner and authorized signatory
RCG BKSQ2 GP, LLC	Co-General Partner and authorized signatory
RCG FLATS MANAGER, LLC	Co-General Partner and authorized signatory
RCG FLATS, LLC	Co-General Partner and authorized signatory
RCG GEORGIAN WOODS LLC	Co-General Partner and authorized signatory
RCG HARTSDALE, LLC	Co-General Partner and authorized signatory
RCG IVANHOE MEMBER, LLC	Co-General Partner and authorized signatory
RCG IVANHOE MULTI, LLC	Co-General Partner and authorized signatory
RCG IVANHOE, LP	Co-General Partner and authorized signatory
RCG KENNEDY HOUSE, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW 680 CO-INVEST, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW 7TH AVENUE CO-INVEST, L.P.	Co-General Partner and authorized signatory

RCG LONGVIEW 88 STREET CO-INVEST, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT (OFFSHORE) FUND V CORP, INC.	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT (OFFSHORE) FUND V, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT FUND IV MANAGEMENT, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT FUND IV PA PSERS FEEDER, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT FUND IV PA PSERS GP, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT FUND IV PARTNERS, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT FUND IV, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT FUND V PARTNERS, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT FUND V, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY FUND PA PSERS, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY FUND, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY MANAGEMENT, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY PARTNERS PA PSERS, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY PARTNERS, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY REIT GP, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY REIT, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW HOLDINGS, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW II, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW MANAGEMENT, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW MULTIFAMILY INCOME FUND, LP	Co-General Partner and authorized signatory
RCG LONGVIEW PARTNERS II, L.L.C.	Co-General Partner and authorized signatory
RCG LONGVIEW PARTNERS, L.L.C.	Co-General Partner and authorized signatory

RCG LONGVIEW PRINCIPAL PARTNERS II, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW PRINCIPAL PARTNERS III, LP	Co-General Partner and authorized signatory
RCG LONGVIEW PRINCIPAL PARTNERS, LP	Co-General Partner and authorized signatory
RCG LONGVIEW SERVICES COMPANY, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW, L.P.	Co-General Partner and authorized signatory
RCG LPP 135 WELLS, LLC	Co-General Partner and authorized signatory
RCG LPP 17E12TH CO-INVEST, L.P.	Co-General Partner and authorized signatory
RCG LPP 17E12TH JV, LLC	Co-General Partner and authorized signatory
RCG LPP 17E12TH, LLC	Co-General Partner and authorized signatory
RCG LPP BARON'S COVE, LLC	Co-General Partner and authorized signatory
RCG LPP BKSQ2, LLC	Co-General Partner and authorized signatory
RCG LPP GP, LLC	Co-General Partner and authorized signatory
RCG LPP II GP, LLC	Co-General Partner and authorized signatory
RCG LPP III GP, LLC	Co-General Partner and authorized signatory
RCG LPP SME CO-INVEST, L.P.	Co-General Partner and authorized signatory
RCG LPP SME, LLC	Co-General Partner and authorized signatory
RCG LPP SOUTHAMPTON ELMSFORD, LLC	Co-General Partner and authorized signatory
RCG LPP2 BATON ROUGE CO-INVEST, L.P.	Co-General Partner and authorized signatory
RCG LPP2 BATON ROUGE, LLC	Co-General Partner and authorized signatory
RCG LPP2 PNW5 CO-INVEST, L.P.	Co-General Partner and authorized signatory
RCG LPP2 PNW5, LLC	Co-General Partner and authorized signatory
RCG LV BAKERY SQUARE, LP	Co-General Partner and authorized signatory
RCG LV CLK MANAGEMENT, LLC	Co-General Partner and authorized signatory

RCG LV COLUMBIA PARK LLC	Co-General Partner and authorized signatory
RCG LV COUNTRY SQUIRE, LLC	Co-General Partner and authorized signatory
RCG LV DEBT IV NON-REIT ASSETS HOLDINGS, LLC	Co-General Partner and authorized signatory
RCG LV DEBT IV REIT GP, LLC	Co-General Partner and authorized signatory
RCG LV DEBT IV REIT, L.P.	Co-General Partner and authorized signatory
RCG LV DEBT V NON-REIT ASSETS HOLDINGS, LLC	Co-General Partner and authorized signatory
RCG LV DEBT V REIT GP, LLC	Co-General Partner and authorized signatory
RCG LV DEBT V REIT, LP	Co-General Partner and authorized signatory
RCG LV DEBT VI NON-REIT ASSETS HOLDINGS, LLC	Co-General Partner and authorized signatory
RCG LV DEBT VI REIT MANAGER, LLC	Co-General Partner and authorized signatory
RCG LV DEBT VI REIT, LLC	Co-General Partner and authorized signatory
RCG LV EQUITY FV DEBT GP, LLC	Co-General Partner and authorized signatory
RCG LV EQUITY FV DEBT, L.P.	Co-General Partner and authorized signatory
RCG LV EQUITY FV EQUITY GP, LLC	Co-General Partner and authorized signatory
RCG LV EQUITY FV EQUITY, L.P.	Co-General Partner and authorized signatory
RCG LV K&Q, L.P.	Co-General Partner and authorized signatory
RCG LV NON-REIT ASSETS HOLDINGS, LLC	Co-General Partner and authorized signatory
RCG LV NR WWP JV, LLC	Co-General Partner and authorized signatory
RCG LV NR WWP, LLC	Co-General Partner and authorized signatory
RCG LV OVERLAND HOTEL, LLC	Co-General Partner and authorized signatory
RCG LV PARK LANE, LLC	Co-General Partner and authorized signatory
RCG LV POMCOR, LLC	Co-General Partner and authorized signatory
RCG LV SECOND STREET HOLDINGS, LLC	Co-General Partner and authorized signatory

RCG LV WWP JV, LLC	Co-General Partner and authorized signatory
RCG LV WWP, LP	Co-General Partner and authorized signatory
RCG MEMPHIS PROPERTIES, LLC	Co-General Partner and authorized signatory
RCG NEWPLAN, LLC	Co-General Partner and authorized signatory
RCG PARK LIBERTY GP MEMBER MANAGER, LLC	Co-General Partner and authorized signatory
RCG PARK LIBERTY GP MEMBER, LLC	Co-General Partner and authorized signatory
RCG RE MANAGER, LLC	Co-General Partner and authorized signatory
RCG SOUNDVIEW, LLC	Co-General Partner and authorized signatory
RCG STATEST BOSTON I LLC	Co-General Partner and authorized signatory
RCG STATEST BOSTON II LLC	Co-General Partner and authorized signatory
RCGL 12E13TH, LLC	Co-General Partner and authorized signatory
RCGL 13TH MANAGER, LLC	Co-General Partner and authorized signatory
RCGL 171 WEST 57TH STREET HOLDINGS LLC	Co-General Partner and authorized signatory
RCGL 680 MEZZANINE FUNDING, LLC	Co-General Partner and authorized signatory
RCGL 7TH AVE MEZZANINE FUNDING LLC	Co-General Partner and authorized signatory
RCGL 88 STREET MEZZANINE FUNDING, LLC	Co-General Partner and authorized signatory
RCGL BKSQ 2 DEVELOPER, LLC	Co-General Partner and authorized signatory
RCGL D5 CHATHAM, LLC	Co-General Partner and authorized signatory
RCGL D5 FOX RUN, LLC	Co-General Partner and authorized signatory
RCGL D5 HL, LLC	Co-General Partner and authorized signatory
RCGL DOCK SQUARE MEZZANINE FUNDING, LLC	Co-General Partner and authorized signatory
RCGL DOCK SQUARE OPTION INVESTOR, LLC	Co-General Partner and authorized signatory
RCGLV CONDO 124 LENDER, LLC	Co-General Partner and authorized signatory

RCGLV DEBT IV, LP	Co-General Partner and authorized signatory

Exhibit 2

RELEASE OF CLAIMS
As used in this Release of Claims (this “Release”), the term "claims" will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, in equity, or otherwise.
For and in consideration of the Transition Amounts (as defined in the Transition Agreement, dated November 30, 2017, between me and Cowen Inc. (the “Transition Agreement”)), and other good and valuable consideration, I, Peter A. Cohen, for and on behalf of myself and my heirs, administrators, executors, and assigns, effective as of the date on which this Release becomes effective pursuant to its terms, do fully and forever release, remise, and discharge the Company, and each of its direct and indirect subsidiaries and affiliates, together with their respective officers, directors, partners, shareholders, employees, and agents (collectively, the “Group”), from any and all claims whatsoever up to the date hereof that I had, may have had, or now have against the Group, whether known or unknown, for or by reason of any matter, cause, or thing whatsoever, including any claim arising out of or attributable to my employment or the termination of my employment with the Company, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel, or slander, or under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, or sexual orientation. This release of claims includes, but is not limited to, all such claims arising under the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act (“ADEA”), Title VII of the Civil Rights Act, the Americans with Disabilities Act, as amended by the Americans with Disabilities Act Amendments Act, the Civil Rights Act of 1991, the Family Medical Leave Act, the Equal Pay Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the New York State Human Rights Law, the New York City Human Rights Law, and the Employee Retirement Income Security Act of 1974, each as may be amended from time to time, and all other federal, state, and local laws, the common law, and any other purported restriction on an employer’s right to terminate the employment of employees. The release contained herein is intended to be a general release of any and all claims up to the date hereof to the fullest extent permissible by law.
By executing this Release, I specifically release all claims relating to my employment and its termination under ADEA, a United States federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefit plans.
Notwithstanding any provision of this Release to the contrary, by executing this Release, I am not releasing (i) any claims relating to the Transition Agreement, (ii) any claims that cannot be waived by law or any claims based on occurrences after the date hereof, including whistleblower claims under the Corporate and Criminal Fraud Accountability Act of 2002 (Sarbanes-Oxley), the Securities and Exchange Commission Whistleblower Program, and the Commodities Futures Trading Commission Whistleblower Program, (iii) my right of indemnification as provided by, and in accordance with the terms of, the Company’s by-laws or a Company insurance policy providing such coverage, as any of such may be amended from time to time; or (iv) under COBRA.
I expressly acknowledge and agree that I -
▪Am able to read the language, and understand the meaning and effect, of this Release;
▪Have no physical or mental impairment of any kind that has interfered with my ability to read and understand the meaning of this Release or its terms, and that I am not acting under the influence of any medication, drug, or chemical of any type in entering into this Release;
▪Am specifically agreeing to the terms of the release contained in this Release because the Company has agreed to pay me the Severance Benefits in consideration for my agreement to accept it in full settlement of all possible claims I might have or ever have had, and because of my execution of this Release;
▪Acknowledge that, but for my execution of this Release, I would not be entitled to the Severance Benefits;
▪Understand that, by entering into this Release, I do not waive rights or claims that may arise after the date I execute this Release;
▪Had or could have had twenty-one (2l) days from the date of my termination of employment (the “Release Expiration Date”) in which to review and consider this Release, and that if I execute this Release prior to the Release Expiration Date, I have voluntarily and knowingly waived the remainder of the review period;
▪Have not relied upon any representation or statement not set forth in this Release or the Transition Agreement made by the Company or any of its representatives;
▪Was advised to consult with my attorney regarding the terms and effect of this Release; and
▪Have signed this Release knowingly and voluntarily.
I represent and warrant that I have not previously filed, and to the maximum extent permitted by law agree that I will not file, a complaint, charge, or lawsuit against any member of the Group regarding any of the claims released herein. If, notwithstanding this representation and warranty, I have filed or file such a complaint, charge, or lawsuit, I agree that I shall cause such complaint, charge, or lawsuit to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such complaint, charge, or lawsuit, including without limitation the attorneys’ fees of any member of the Group against whom I have filed such a complaint, charge, or lawsuit. This paragraph shall not apply, however, to a claim of age discrimination under ADEA or to any non-waivable right to file a charge with the United States Equal Employment Opportunity Commission (the "EEOC”); provided, however, that if the EEOC were to pursue any claims relating to my employment with Company, I agree that I shall not be entitled to recover any monetary damages or any other remedies or benefits as a result and that this Release and Section 3 of the Transition Agreement will control as the exclusive remedy and full settlement of all such claims by me.

I hereby agree to waive any and all claims to re-employment with the Company or any other member of the Group and affirmatively agree not to seek further employment with the Company or any other member of the Group.
Notwithstanding anything contained herein to the contrary, this Release will become effective upon my execution of this Agreement; provided, that, solely with respect to claims in respect of ADEA, this Release (the “ADEA Release”) will not become effective or enforceable prior to the expiration of the period of seven (7) calendar days following the date of its execution by me (the “Revocation Period”), during which time I may revoke my acceptance of the ADEA Release by notifying the Company and the Board of Directors of the Company, in writing, delivered to the Company at its principal executive office, marked for the attention of its General Counsel. To be effective, such revocation must be received by the Company no later than 11:59 p.m. on the seventh (7th) calendar day following the execution of this Release. With respect to the ADEA Release, provided that I execute this agreement and I do not revoke it with respect to the ADEA Release during the Revocation Period, the eighth (8th) day following the date on which this agreement is executed shall be the effective date of the ADEA Release. I acknowledge and agree that if I revoke the ADEA Release during the Revocation Period, the ADEA Release will be null and void and of no effect.
The provisions of this Release shall be binding upon my heirs, executors, administrators, legal personal representatives, and assigns. If any provision of this Release shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Release.
EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS RELEASE IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. ANY DISPUTE OR CLAIM ARISING OUT OF OR RELATING TO THIS RELEASE OR CLAIM OF BREACH HEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT FEDERAL JURISDICTION EXISTS, AND IN ANY COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK, BUT ONLY IN THE EVENT FEDERAL JURISDICTION DOES NOT EXIST, AND ANY APPLICABLE APPELLATE COURTS. BY EXECUTION OF THIS RELEASE, THE PARTIES HERETO, AND THEIR RESPECTIVE AFFILIATES, CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND WAIVE ANY RIGHT TO CHALLENGE JURISDICTION OR VENUE IN SUCH COURT WITH REGARD TO ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE. EACH PARTY TO THIS RELEASE ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE.

Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Transition Agreement.

Peter A. Cohen
Date:

Cowen Inc.

By:
Name: Jeffrey Solomon
Title: President

By:
Name: Jane Gerhard
Title: Head of Human Resources

[Signature Page to Release]

Exhibit 3
Outstanding Unvested Awards
Table I

Grant Date	Type of Award	Award Amount	Unvested Amount
02/28/2014	Restricted Stock Unit	113,637 Shares	34,092 Shares
03/19/2015	Restricted Stock Unit	114,702 Shares	57,352 Shares
02/24/2016	Restricted Stock Unit	84,357 Shares	63,268 Shares
02/24/2016	Restricted Stock Unit	7,500 Shares	5,625 Shares
02/24/2016	Restricted Stock Unit	30,000 Shares	22,500 Shares
02/27/2017	Restricted Stock Unit	37,855 Shares	37,855 Shares
02/27/2017	Restricted Stock Unit	35,805 Shares	30,435 Shares
03/19/2015	Deferred Cash Award	$1,039,500	$519,750
02/24/2016	Deferred Cash Award	$902,500	$676,875
02/27/2017	Deferred Cash Award	$567,500	$482,375

Table II

Grant Date	Type of Award	Award Amount[1]	Unvested Amount
3/15/2016	Performance Share Award	87,500 RSUs	87,500 RSUs